Exhibit 99.2

DEMANDFORCE, INC.

2007 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Demandforce, Inc., a California corporation, (the “Company”) hereby grants to the Participant an option under the Plan to purchase the number of shares of the Company’s Common Stock indicated in the Notice of Stock Option Grant (the “Grant Notice”) at the exercise price indicated in the Grant Notice.

1. GRANT OF OPTION. The Company hereby grants to the Participant an option (this “Option”) to purchase up to the total number of shares of Common Stock of the Company set forth in the Grant Notice (collectively, the “Shares”) at the Exercise Price Per Share set forth in the Grant Notice (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan. Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2007 Equity Incentive Plan, as may be amended from time to time (the “Plan”), or in the Grant Notice, as applicable. If designated as an Incentive Stock Option in the Grant Notice, the Option is intended to qualify as an “incentive stock option” (an “ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. VESTING AND EXERCISE.

2.1 Vesting of Option. This Option will become vested and exercisable during its term as to portions of the Shares in accordance with the Vesting Schedule set forth in the Grant Notice. If application of the applicable vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole share for each month except for the last month in such vesting period, at the end of which last month the Option shall become exercisable for the full remainder of the Shares. Shares that are vested pursuant to the Vesting Schedule set forth in the Grant Notice are “Vested Shares.” Shares that are not vested pursuant to the Vesting Schedule set forth in the Grant Notice are “Unvested Shares.”

2.2 Exercise Period of Option. This Option will become exercisable during its term as to all Shares that are or become Vested Shares.

2.3 Expiration. The Option shall expire on the Option Expiration Date set forth in the Grant Notice or earlier as provided in Section 3 below or pursuant to Section 5.6 of the Plan.

3. TERMINATION.

3.1 Termination for Any Reason Except Death, Disability or Cause. If the Participant is Terminated for any reason, except death, Disability or for Cause, the Option, to the extent (and only to the extent) that it would have been exercisable as to Vested Shares by the Participant on the Termination Date, may be exercised by the Participant no later than three (3) months after the Termination Date, but in any event no later than the Option Expiration Date set forth in the Grant Notice.

3.2 Termination Because of Death or Disability. If the Participant is Terminated because of death or Disability of the Participant (or the Participant dies within three (3) months of Termination when Termination is for any reason other than the Participant’s Disability or for Cause), the Option, to the extent that it is exercisable as to Vested Shares by the Participant on the Termination Date, may be exercised by the Participant (or the Participant’s legal representative) no later than twelve (12) months after the Termination Date, but in any event no later than the Option Expiration Date set forth in the Grant Notice. Any exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or disability, within the meaning of Section 22(e)(3) of the Code; or (ii) twelve (12) months after the Termination Date when the termination is for the Participant’s disability, within the meaning of Section 22(e)(3) of the Code, is deemed to be an NQSO.

3.3 Termination for Cause. If the Participant is terminated for Cause, the Participant may exercise such Participant’s Options, only to the extent that such Options are exercisable as to Vested Shares on the Termination Date, upon the Termination Date and Participant’s Options, to the extent unexercised, shall expire on such Participant’s Termination Date or at such later time and on such conditions as are determined by the Committee in its sole discretion.

3.3 No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on the Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate the Participant’s employment or other relationship at any time, with or without Cause.

4. MANNER OF EXERCISE.

4.1 Stock Option Exercise Agreement. To exercise this Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed Notice of Exercise and Stock Option Exercise Agreement in the form attached hereto as Annex A, or in such other form as may be approved by the Committee from time to time (the together, the “Exercise Agreement”), which shall set forth, inter alia, (i) the Participant’s election to exercise the Option, (ii) the number of Shares being purchased, (iii) any restrictions imposed on the Shares and (iv) any representations, warranties and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option and such person shall be subject to all of the restrictions contained herein as if such person were the Participant.

4.2 Limitations on Exercise. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

4.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the shares being purchased in cash (by check), or where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company’s Common Stock that (i) either (A) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (B) were obtained by the Participant in the open public market; and (ii) are clear of all liens, claims, encumbrances or security interests;

(c) by waiver of compensation due or accrued to the Participant for services rendered;

(d) provided that a public market for the Company’s stock exists: (i) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay for the total Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company, or (ii) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company;

(e) any other form of consideration approved by the Committee; or

(f) by any combination of the foregoing.

4.4 Tax Withholding. Prior to the issuance of the Shares upon exercise of the Option, the Participant must pay or provide for any applicable federal, state and local withholding obligations of the Company. If the Committee permits, the Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain the minimum number of Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

4.5 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

5. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option is an ISO, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, and (ii) the date one (1) year after transfer of such Shares to the Participant upon exercise of the Option, the Participant shall immediately notify the Company in writing of such disposition. The Participant agrees that the Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to the Participant.

6. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of U.S. federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

7. NONTRANSFERABILITY OF OPTION. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution, and, with respect to NQSOs, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e), and may be exercised during the lifetime of the Participant only by the Participant or in the event of the Participant’s incapacity, by the Participant’s legal representative. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of the Participant.

8. COMPANY’S RIGHT OF FIRST REFUSAL. Before any Vested Shares held by Participant or any transferee of such Vested Shares may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) shall have an assignable right of first refusal to purchase the Vested Shares to be sold or transferred on the terms and conditions set forth in the Exercise Agreement (the “Right of First Refusal”). The Company’s Right of First Refusal will terminate when the Company’s securities become publicly traded.

9. TAX CONSEQUENCES. Set forth below is a brief summary as of the Effective Date of the Plan of some of the U.S. federal and applicable state tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

9.1 Exercise of ISO. If the Option qualifies as an ISO, there will be no regular U.S. federal or applicable state income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal alternative minimum tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

9.2 Exercise of Nonqualified Stock Option. If the Option does not qualify as an ISO, there may be regular U.S. federal and applicable state income tax liability upon the exercise of the Option. The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Participant is a current or former employee of the Company, the Company may be required to withhold from the Participant’s compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

9.3 Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.

(a) Incentive Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant set forth in the Grant Notice, any gain realized on disposition of the Shares will be treated as long term capital gain for U.S. federal and applicable state income tax purposes. If Shares purchased under an ISO are disposed of within either of the applicable one (1) year or two (2) year holding periods, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates in the year of the disposition) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.

(b) Nonqualified Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long-term capital gain.

(c) Withholding. The Company may be required to withhold from the Participant’s compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

10. PRIVILEGES OF STOCK OWNERSHIP. The Participant shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant.

11. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.

12. ENTIRE AGREEMENT. The Plan is incorporated herein by reference. This Stock Option Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

13. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the last address provided by the

Participant to the Company. All notices shall be deemed to have been given or delivered upon: (i) personal delivery; (ii) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); or (iii) one (1) business day after deposit with any return receipt express courier (prepaid).

14. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement, including its rights to purchase Shares under the Right of First Refusal . This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Stock Option Agreement shall be binding upon the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

15. GOVERNING LAW. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Stock Option Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

ANNEX A

FORM OF NOTICE OF EXERCISE (WITH ATTACHED FORM OF STOCK OPTION

EXERCISE AGREEMENT)

DEMANDFORCE, INC.

NOTICE OF EXERCISE

Demandforce, Inc.

Ladies and Gentlemen:

1. Option. The person named below (the “Purchaser”) was granted an option (the “Option”) to purchase shares of Common Stock of Demandforece, Inc., a California corporation (the “Company”) pursuant to the Company’s 2007 Equity Incentive Plan, as amended (the “Plan”), by Notice of Stock Option Grant (the “Grant Notice”) and the Stock Option Agreement (the “Stock Option Agreement”) attached thereto, as described below.

Purchaser’s Name:

Date of Option Grant:

Number of Shares Initially Subject to Option:

Exercise Price per Share:

Type of Option:	☐ Incentive	☐ Nonqualified

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, as authorized by the Grant Notice and the Stock Option Agreement:

Total Shares Purchased:

Total Exercise Price:	$
(Total Shares Purchase multiplied by the Exercise Price per Share)

3. Payment. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Stock Option Agreement:

☐ Cash (by check, with a copy attached hereto as Attachment 3):	$

☐ Cancellation of indebtedness of the Company owed to me:	$

☐ Tender of fully paid, nonassessable and vested shares of Company Common Stock (such shares must meet the eligibility requirements set forth in Section 4.3(b) of the Option Agreement):	$

☐ Waiver of compensation due or accrued for services:	$

4. Optionee Information.

My address is:

My Social Security Number is:

5. Title to Shares. The exact spelling of the name(s) under which I will take title to the Shares is:

I desire to take title to the Shares as follows:

☐ Individual, as separate property

☐ Husband and wife, as community property

☐ Joint Tenants

☐ Other; please specify:

To assign the Shares to a trust, a stock transfer agreement in the form provided by the Company (the “Stock Transfer Agreement”) must be completed and executed.

6. Exhibits. I hereby acknowledge that (i) I (and my spouse, if any) have executed two (2) copies of a blank Stock Power and Assignment Separate from Stock Certificate in the form attached as Attachment 1 hereto (the “Stock Powers”) and (ii) if I am married, my spouse has executed a Consent of Spouse in the form attached as Attachment 2 hereto (the “Spouse Consent”), all of which are delivered herewith to the Company.

I acknowledge and agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan and the Stock Option Exercise Agreement attached hereto as Exhibit A, including the Right of First Refusal set forth therein. The Plan and the Stock Option Exercise Agreement are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or in the Stock Option Exercise Agreement, as applicable. I acknowledge receipt of a copy of the Plan, and the Stock Option Exercise Agreement, represent that I have carefully read and am familiar with their provisions, and hereby accept the Shares subject to all of their terms and conditions. I acknowledge that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that I should consult a tax adviser prior to such exercise or disposition.

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This Notice of Exercise and the Stock Option Exercise Agreement shall be effective as of the later date on which this Notice is executed by the Company and the Purchaser.

Very truly yours,

(Signature)

Name:

Dated:

Receipt of the above is hereby acknowledged.

Demandforce, Inc.

By:

Name:

Title:

Dated:

ATTACHMENTS:	Attachment 1 – Stock Power and Assignment Separate from Stock Certificate
Attachment 2 – Spousal Consent
Attachment 3 – Copy of Purchaser’s check

Exhibit A – Stock Option Exercise Agreement

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ATTACHMENT 1

STOCK POWER AND ASSIGNMENT

SEPARATE FROM STOCK CERTIFICATE

Stock Power And Assignment

Separate From Stock Certificate

FOR VALUE RECEIVED and pursuant to that certain Stock Option Exercise Agreement dated as of                     ,         , (the “Agreement”), the undersigned hereby sells, assigns and transfers unto                                         ,             shares of the Common Stock of Demandrforce, Inc., a California corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).             delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:

PURCHASER

(Signature)

(Please Print Name)

(Spouse’s Signature, if any)

(Please Print Spouse’s Name)

Instructions to Purchaser: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company to acquire the shares pursuant to its “Right of First Refusal” set forth in the Agreement without requiring additional signatures on the part of the Purchaser or Purchaser’s Spouse.

Stock Power And Assignment

Separate From Stock Certificate

FOR VALUE RECEIVED and pursuant to that certain Stock Option Exercise Agreement dated as of                     ,         , (the “Agreement”), the undersigned hereby sells, assigns and transfers unto                                         ,         shares of the Common Stock of Demandforce, Inc., a California corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).             delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:

PURCHASER

(Signature)

(Please Print Name)

(Spouse’s Signature, if any)

(Please Print Spouse’s Name)

Instructions to Purchaser: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company to acquire the shares pursuant to its “Right of First Refusal” set forth in the Agreement without requiring additional signatures on the part of the Purchaser or Purchaser’s Spouse.

ATTACHMENT 2

SPOUSE CONSENT

Spouse Consent

The undersigned spouse of                                         (the “Purchaser”) has read, understands, and hereby approves the Notice of Exercise (the “Exercise Notice”) and the Stock Option Exercise Agreement between Purchaser and the Company (the “Exercise Agreement”). In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Exercise Notice and the Agreement, the undersigned hereby agrees to be irrevocably bound by the Exercise Notice and the Exercise Agreement and further agrees that any community property interest I may have in the Shares shall similarly be bound by the Exercise Notice and the Exercise Agreement. The undersigned hereby appoints Purchaser as my attorney-in-fact with respect to any amendment or exercise of any rights under the Exercise Notice and the Agreement.

Dated:

Print Name of Purchaser’s Spouse

Signature of Purchaser’s Spouse

Address:

Check this box if you do not have a spouse.    ☐

ATTACHMENT 3

COPY OF PURCHASER’S CHECK

Exhibit A to Notice of Exercise

DEMANDFORCE, INC.

2007 EQUITY INCENTIVE PLAN

STOCK OPTION EXERCISE AGREEMENT

1. EXERCISE OF OPTION.

1.1 Exercise. Pursuant to exercise of that certain option (the “Option”) granted to the Purchaser (the “Purchaser”) named on the Notice of Exercise (the “Exercise Notice”) to which this Stock Option Exercise Agreement is attached, under the 2007 Equity Incentive Plan as may be amended from time to time (the “Plan”), of Demandforce, Inc., a California corporation (the “Company”), and subject to the terms and conditions of the Exercise Notice and this Stock Option Exercise Agreement (the “Exercise Agreement”), the Purchaser hereby purchases from the Company, and the Company hereby sells to the Purchaser, the Total Shares Purchased set forth in the Exercise Notice (the “Shares”) of the Company’s Common Stock at the Exercise Price per Share set forth in the Exercise Notice (the “Exercise Price”). As used in this Exercise Agreement, the term “Shares” refers to the Shares purchased under the Exercise Notice and this Exercise Agreement and includes all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits with respect to the Shares, and (iii) all securities received in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or the Exercise Notice.

1.2 Payment. The Purchaser hereby delivers payment of the Exercise Price as set forth in the Exercise Notice.

2. DELIVERY.

2.1 Deliveries by Purchaser. The Purchaser hereby delivers to the Company (i) the Exercise Notice, (ii) the Stock Powers, (iii) if applicable, the Spouse Consent, and (iv) the Exercise Price and payment or other provision for any applicable tax obligations as specified in the Exercise Notice.

2.2 Deliveries by the Company. Upon its receipt of the Exercise Price, payment or other provision for any applicable tax obligations and all the documents to be executed and delivered by the Purchaser to the Company under Section 2.1 above, the Company will issue a duly executed stock certificate evidencing the Shares in the name of the Purchaser to be placed in escrow as provided in Section 11 until expiration or termination of the Company’s Right of First Refusal described in Sections 8, 9 and 11, hereof.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser represents and warrants to the Company that:

3.1 Agrees to Terms of the Plan. The Purchaser has received a copy of the Plan, the Grant Notice and the Stock Option Agreement, has read and understands the terms of the Plan, the Grant Notice, the Stock Option Agreement, the Exercise Notice and this Exercise

Agreement, and agrees to be bound by their terms and conditions. The Purchaser acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares, and that the Purchaser should consult a tax adviser prior to such exercise or disposition.

3.2 Purchase for Own Account for Investment. The Purchaser is purchasing the Shares for the Purchaser’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act. The Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than the Purchaser has any beneficial ownership of any of the Shares.

3.3 Access to Information. The Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that the Purchaser reasonably considers important in making the decision to purchase the Shares, and the Purchaser has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

3.4 Understanding of Risks. The Purchaser is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that the Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares. The Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect his or her own interests in this transaction and is financially capable of bearing a total loss of this investment.

3.5 No General Solicitation. At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

4. COMPLIANCE WITH SECURITIES LAWS.

4.1 Compliance with U.S. Federal Securities Laws. The Purchaser understands and acknowledges that the Shares have not been registered with the SEC under the Securities Act and that, notwithstanding any other provision of the Grant Notice and/or Stock Option Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. The Purchaser agrees to cooperate with the Company to ensure compliance with such laws.

4.2 Compliance with Applicable State Securities Laws. ANY PROVISION OF THIS EXERCISE AGREEMENT THAT IS INCONSISTENT WITH APPLICABLE STATE SECURITIES REGULATIONS SHALL, WITHOUT FURTHER ACT OR AMENDMENT BY THE COMPANY OR THE BOARD, BE REFORMED TO COMPLY WITH THE REQUIREMENTS OF SUCH REGULATIONS. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS EXERCISE AGREEMENT, IF NOT YET QUALIFIED WITH ANY APPLICABLE STATE AGENCY AND NOT EXEMPT FROM SUCH QUALIFICATION, IS SUBJECT TO SUCH QUALIFICATION, AND THE ISSUANCE OF SUCH SECURITIES, AND THE RECEIPT OF

ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION, IS UNLAWFUL UNLESS THE SALE IS EXEMPT. THE RIGHTS OF THE PARTIES TO THIS EXERCISE AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION BEING AVAILABLE.

5. RESTRICTED SECURITIES.

5.1 No Transfer Unless Registered or Exempt. The Purchaser understands that the Purchaser may not transfer any Shares unless such Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. The Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares. The Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit the Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by the Purchaser.

5.2 SEC Rule 144. In addition, the Purchaser has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of one (1) year, and in certain cases two (2) years, after they have been purchased and paid for (within the meaning of Rule 144). The Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as the Purchaser remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

5.3 SEC Rule 701. The Shares are issued pursuant to SEC Rule 701 promulgated under the Securities Act and may become freely tradable by non-affiliates (under limited conditions regarding the method of sale) ninety (90) days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC, subject to the lengthier market standoff agreement contained in Section 7 of this Exercise Agreement or any other agreement entered into by the Purchaser. Affiliates must comply with the provisions (other than the holding period requirements) of Rule 144.

6. RESTRICTIONS ON TRANSFERS.

6.1 Disposition of Shares. The Purchaser hereby agrees that the Purchaser shall make no disposition of the Shares (other than as permitted by this Exercise Agreement) unless and until:

(a) The Purchaser shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

(b) The Purchaser shall have complied with all requirements of this Exercise Agreement applicable to the disposition of the Shares;

(c) The Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or (ii) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) have been taken; and

(d) The Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the Regulations referred to in Section 4.2 hereof.

6.2 Restriction on Transfer. The Purchaser shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares that are subject to the Company’s Right of First Refusal described below, except as permitted by this Exercise Agreement.

6.3 Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this Exercise Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Exercise Agreement and that the transferred Shares are subject to (i) the Company’s Right of First Refusal granted hereunder and (ii) the market stand-off provisions of Section 7 hereof, to the same extent such Shares would be so subject if retained by the Purchaser.

7. MARKET STANDOFF AGREEMENT. The Purchaser agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, the Purchaser will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify. The Purchaser further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing.

8. COMPANY’S RIGHT OF FIRST REFUSAL. Before any Vested Shares held by the Purchaser or any transferee of such Vested Shares (either sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including, without limitation, a transfer by gift or operation of law), the Company and/or its assignee(s) will have a right of first refusal to purchase the Vested Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions set forth in this Section (the “Right of First Refusal”).

8.1 Notice of Proposed Transfer. The Holder of the Offered Shares will deliver to the Company a written notice (the “Notice of Transfer”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Offered Shares; (ii) the name and address of each proposed purchaser or other transferee (the “Proposed Transferee”); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the “Offered Price”); and (v) that the Holder acknowledges this Notice of Transfer is an offer to sell the Offered Shares to the Company and/or its assignee(s) pursuant to the Company’s Right of First Refusal at the Offered Price as provided for in this Exercise Agreement.

8.2 Exercise of Right of First Refusal. At any time within thirty (30) days after the date of the Notice of Transfer, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice of Transfer, at the purchase price, determined as specified below.

8.3 Purchase Price. The purchase price for the Offered Shares purchased under this Section will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift) the purchase price will be the fair market value of the Offered Shares as determined in good faith by the Company’s Board of Directors. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Company’s Board of Directors, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

8.4 Payment. Payment of the purchase price for the Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding purchase money indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company’s receipt of the Notice of Transfer, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice of Transfer.

8.5 Holder’s Right to Transfer. If all of the Offered Shares proposed in the Notice of Transfer to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Offered Shares to each Proposed Transferee at the Offered Price or at a higher price, provided that (i) such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice of Transfer, (ii) any such sale or other transfer is effected in compliance with all applicable securities laws, and (iii) each Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice of Transfer are not transferred to each Proposed Transferee within such one hundred twenty (120) day period, then a new Notice of Transfer must be given to the Company pursuant to which the Company will again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

8.6 Exempt Transfers. Notwithstanding anything to the contrary in this Section, the following transfers of Vested Shares will be exempt from the Right of First Refusal: (i) the transfer of any or all of the Vested Shares during the Purchaser’s lifetime by gift or on the Purchaser’s death by will or intestacy to the Purchaser’s “Immediate Family” (as defined below)

or to a trust for the benefit of the Purchaser or the Purchaser’s Immediate Family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Agreement will continue to apply to the transferred Vested Shares in the hands of such transferee or other recipient; (ii) any transfer or conversion of Vested Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to such Vested Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights of the Company under this Section unless (i) the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Securities Exchange Act of 1934, as amended; or (ii) the agreement of merger or consolidation expressly otherwise provides); or (iii) any transfer of Vested Shares pursuant to the winding up and dissolution of the Company. As used herein, the term “Immediate Family” will mean the Purchaser’s spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of the Purchaser or the Purchaser’s spouse, or the spouse of any of the above.

8.7 Termination of Right of First Refusal. The Right of First Refusal will terminate as to all Shares (i) on the effective date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the 1933 Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan) or (ii) on any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Securities Exchange Act of 1934, as amended.

8.8 Encumbrances on Vested Shares. The Purchaser may grant a lien or security interest in, or pledge, hypothecate or encumber Vested Shares only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company that: (i) such lien, security interest, pledge, hypothecation or encumbrance will not apply to such Vested Shares after they are acquired by the Company and/or its assignees under this Section; and (ii) the provisions of this Agreement will continue to apply to such Vested Shares in the hands of such party and any transferee of such party.

9. RIGHTS AS A STOCKHOLDER. Subject to the terms and conditions of this Exercise Agreement, the Purchaser will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to the Purchaser until such time as the Purchaser disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Right of First Refusal. Upon an exercise of the Right of First Refusal, the Purchaser will have no further rights as a holder of the Shares so purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this Exercise Agreement, and the Purchaser will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

10. ESCROW. As security for the Purchaser’s faithful performance of this Exercise Agreement, the Purchaser agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s), together with the Stock Powers executed by the Purchaser and by the Purchaser’s spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Exercise Agreement. The Purchaser and the Company agree that Escrow Holder will not be liable to any party to this Exercise Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Exercise Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Exercise Agreement. The Shares will be released from escrow upon termination of the Right of First Refusal.

11. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

11.1 Legends. The Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bylaws and any other agreement between the Purchaser and the Company or any agreement between the Purchaser and any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING THE RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S), AS SET FORTH IN A STOCK OPTION EXERCISE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS, INCLUDING THE RIGHT OF FIRST REFUSAL, ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF ANY PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

11.2 Stop-Transfer Instructions. The Purchaser agrees that, to ensure compliance with the restrictions imposed by this Exercise Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

11.3 Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

12. TAX CONSEQUENCES. THE PURCHASER UNDERSTANDS THAT THE PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE PURCHASER’S PURCHASE OR DISPOSITION OF THE SHARES. THE PURCHASER REPRESENTS: (i) THAT THE PURCHASER HAS CONSULTED WITH ANY TAX ADVISER THAT THE PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (ii) THAT THE PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. THE PURCHASER SHOULD CONSULT HIS OR HER OWN TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

12.1 Exercise of Incentive Stock Option. If the Option qualifies as an ISO, there will be no regular U.S. Federal income tax liability or applicable state income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for U.S. Federal alternative minimum tax purposes and may subject the Purchaser to the alternative minimum tax in the year of exercise.

12.2 Exercise of Nonqualified Stock Option. If the Option does not qualify as an ISO, there may be a regular U.S. Federal income tax liability and an applicable state income tax liability upon the exercise of the Option. The Purchaser will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Purchaser is or was an employee of the Company, the Company may be required to withhold from the Purchaser’s compensation or collect from the Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

12.3 Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.

(a) Incentive Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant as set forth in the Grant Notice, any gain realized on disposition of the Shares will be treated as long term capital gain for U.S. federal and applicable state income tax purposes. If Vested Shares purchased under an ISO are disposed of within either of the applicable one (1) or two (2) year holding periods, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates in the year of the disposition) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.

(b) Nonqualified Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long-term capital gain.

(c) Withholding. The Company may be required to withhold from the Purchaser’s compensation or collect from the Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

13. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and the Purchaser with all applicable state and U.S. Federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

14. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Exercise Agreement, including its right to purchase Shares under the Right of First Refusal. This Exercise Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Agreement will be binding upon the Purchaser and the Purchaser’s heirs, executors, administrators, legal representatives, successors and assigns.

15. GOVERNING LAW; SEVERABILITY. This Exercise Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Exercise Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

16. NOTICES. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Purchaser shall be in writing and addressed to the Purchaser at the address indicated in the Exercise Notice or to such other address as the Purchaser may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (i) personal delivery; (ii) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); or (iii) one (1) business day after deposit with any return receipt express courier (prepaid).

17. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of the Exercise Notice and/or this Exercise Agreement.

18. HEADINGS. The captions and headings of this Exercise Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Exercise Agreement. All references herein to Sections will refer to Sections of this Exercise Agreement.

19. ENTIRE AGREEMENT. The Plan, the Grant Notice, the Stock Option Agreement, the Exercise Notice and this Exercise Agreement, together with all Exhibits thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of the Exercise Notice and this Exercise Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.